Filed Pursuant to Rule 424(b)(5)

Registration No. 333-191533

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered*	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, par value $1.00 per share	8,300,000 (1)	N/A	$378,646,000 (2)	$48,770 (3)

*	Pursuant to Rule 416 under the Securities Act of 1933, as amended (referred to as the “Securities Act”), the enclosed prospectus supplement also covers an indeterminate number of additional common shares of the Registrant as may be issuable as a result of stock splits, stock dividends or similar transactions.
(1)	Represents the number of shares of the Registrant’s common shares based on a reasonable good-faith estimate of the maximum amount of common shares which may be issued upon conversion of Jefferies Group LLC’s 3.875% Convertible Senior Debentures due 2029.
(2)	Pursuant to Rules 457(a) and 457(r) under the Securities Act, the registration fee was calculated based on a bona fide estimate of the maximum offering price of $45.62 per Leucadia common share, which is the current conversion price based on a conversion rate of 21.922 Leucadia common shares for each $1,000 principal amount of Jefferies Group LLC’s 3.875% Convertible Senior Debentures due 2029.
(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $128.80 per $1,000,000 of the proposed maximum aggregate offering price. In accordance with Rules 457(c) and 457(f) under the Securities Act, filing fees of $674,767 were previously paid with respect to unsold securities registered pursuant to a Registration Statement on Form S-4 (File No. 333-185318) filed by Leucadia National Corporation on December 6, 2012, of which $23,432 remains available for future registration fees. Those fees have been carried forward for application in connection with the registration of the common shares under the above-referenced Registration Statement pursuant to Rule 457(p) under the Securities Act.

PROPECTUS SUPPLEMENT

(To Prospectus dated October 2, 2013)

8,300,000

Common Shares

Leucadia National Corporation

This prospectus supplement to the prospectus dated October 2, 2013 relates to up to 8,300,000 common shares, par value $1.00 per share, of Leucadia National Corporation which may be issued upon conversion of the 3.875% Convertible Senior Debentures due 2029 (referred to as the “convertible debentures”) of Jefferies Group LLC, our wholly-owned subsidiary.

This prospectus supplement may be used in connection with market-making transactions in our underlying common shares incident to market-making activities in the convertible debentures. Unless you are advised otherwise, this prospectus supplement is being used in a market-making transaction. See “Plan of Distribution” in this prospectus supplement. We do not expect to receive any proceeds from market-making transactions. We do not expect that any affiliate of ours that engages in these transactions will pay any proceeds from its market-making resales to us.

Our common shares are traded on the New York Stock Exchange, or NYSE, under the symbol “LUK.” On October 2, 2013, the last reported sales price of our common shares on the NYSE was $27.73 per share.

You should read carefully this prospectus supplement and the accompanying prospectus, together with the documents we incorporated by reference, before you invest. These documents contain information you should consider when making your investment decision.

Investing in our securities involves risks. Please see the “Risk Factors” section on page S-2 of this prospectus supplement and in the documents we incorporate by reference for a description of the risks you should consider when evaluating such investment.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 3, 2013

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

About This Prospectus	1
Cautionary Statement For Forward-Looking Information	1
Our Company	3
Risk Factors	4
Use of Proceeds	4
Ratio of Earnings to Fixed Charges	4
Description of Capital Stock	4
Description of Other Securities	8
Selling Securityholders	8
Plan of Distribution	8
Conflicts of Interest	10
Market-Making Resales by Affiliates	10
Validity of Securities	10
Experts	11
Where You Can Find More Information	11
Incorporation by Reference	11
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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes our common shares which may be issued upon conversion of the convertible debentures and the specific terms of the market-making transactions in the convertible debentures. This prospectus supplement also adds to or updates information contained in the accompanying prospectus and the documents incorporated by reference therein. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to our common shares. If the information in this prospectus supplement differs from the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other that the dates indicated in these documents or that any information we have incorporated by reference is accurate as of any date other than the date of the incorporated document. Our business, financial condition, results of operations and prospects may have changed since those dates.

Statements contained or deemed to be incorporated by reference in this prospectus supplement or any accompanying prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus, each such statement being qualified in all respects by such reference.

This prospectus supplement only relates to the Leucadia common shares which may be issued upon conversion of the convertible debentures and not the convertible debentures. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where it is unlawful.

Unless the context otherwise requires, references in this prospectus supplement to the following terms will have the meanings below:

•	“convertible debentures” refers to Jefferies’ 3.875% Convertible Senior Debentures due 2029;

•	“Jefferies” refers to Jefferies Group LLC, a Delaware limited liability company;

•	“Leucadia,” “we,” “us” and “our” refer to Leucadia National Corporation, a New York corporation; and

•	“Leucadia common shares” and “our common shares” refer to Leucadia’s common shares, par value $1.00 per share.
S-1

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Before making an investment decision, you should also carefully consider the following risk factors as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus.

Upon conversion of the convertible debentures, a converting holder may receive less valuable consideration than expected because the value of the Leucadia common shares may decline after exercise of such holder’s conversion right.

Jefferies may elect to settle a holder’s conversion solely in Leucadia common shares or a combination of cash and Leucadia common shares. Except to the extent of the cash portion to be paid if Jefferies elects to settle in a combination of cash and Leucadia common shares, a converting holder will be exposed to fluctuations in the value of Leucadia common shares during the period from the date such holder surrenders convertible debentures for conversion until the date Jefferies settles its conversion obligation. The amount of consideration that such holder will receive upon conversion of convertible debentures, if Jefferies elects to settle in a combination of cash and Leucadia common shares, will in part be determined by reference to the volume weighted average prices of Leucadia common shares for each trading day in a 20 trading-day observation period. Accordingly, if the price of Leucadia common shares decreases during this period, the amount and/or value of consideration such holder receives will be adversely affected. In addition, if the market price of Leucadia common shares at the end of such period is below the average of the volume weighted average price of Leucadia common shares during such period, the value of any shares of Leucadia common shares that such holder will receive in satisfaction of Jefferies’ conversion obligation will be less than the value used to determine the number of shares such holder will receive.

There may be future sales or other dilution of our equity, which may adversely affect the market price of Leucadia common shares and the value of the convertible debentures.

We are not restricted from issuing additional Leucadia common shares, including securities that are convertible into or exchangeable for, or that represent the right to receive, Leucadia common shares. The issuance of additional Leucadia common shares may dilute the ownership interest of our common shareholders adversely and affect the value of the convertible debentures. Sales of a substantial number of shares of Leucadia common shares or other equity-related securities in the public market could depress the market price of the convertible debentures, Leucadia common shares, or both, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of Leucadia common shares or other equity-related securities would have on the market price of Leucadia common shares or the value of the convertible debentures.

S-2

USE OF PROCEEDS

This prospectus supplement relates to Leucadia common shares issuable upon conversion of the convertible debentures. There will be no cash proceeds to Leucadia from such conversions.

We do not expect to receive any proceeds from market-making transactions. We do not expect that any affiliate of ours that engages in these market-making transactions will pay any proceeds from its market-making resales to us.

PLAN OF DISTRIBUTION

Reference is made to the “Plan of Distribution” in the accompanying prospectus. In addition, we provide the following supplemental information.

Upon Conversion of the Convertible Debentures

The Leucadia common shares covered by this prospectus supplement will be issued from time to time by Leucadia upon conversion of the convertible debentures to the holders thereof.

Market-Making Resales by Affiliates

Jefferies LLC, a wholly-owned subsidiary of Jefferies, may make offers and sales of the convertible debentures in market-making transactions (and offers and sales of underlying Leucadia common shares incidental to such market-making activity). In a market-making transaction, Jefferies LLC may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of resale or at related prices or negotiated prices. In these transactions, Jefferies LLC may act as principal or agent, including as agent for the counterparty in a transaction in which it acts as principal, or as agent for both counterparties in a transaction in which it does not act as principal. Jefferies LLC may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other of our affiliates may also engage in transactions of this kind and may use this prospectus for this purpose.

We do not expect to receive any proceeds from market-making transactions. We do not expect that Jefferies LLC or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless you are advised otherwise, you may assume that you are purchasing your security in a market-making transaction.

S-3

EXPERTS

The financial statements and the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of Leucadia for the year ended December 31, 2012, have been so incorporated in reliance upon the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Jefferies Group LLC as of November 30, 2012 and 2011 and for the years ended November 30, 2012 and 2011, and for the eleven month period ended November 30, 2010, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, whose report thereon is filed with the Annual Report on Form 10-K of Leucadia for the year ended December 31, 2012, which is incorporated by reference in this prospectus supplement.

The consolidated balance sheet of AmeriCredit Corp. and subsidiaries as of June 30, 2010 and the related consolidated statements of operations and comprehensive operations, shareholders’ equity, and cash flows for the year then ended incorporated in this prospectus supplement by reference from the Annual Report on Form 10-K of Leucadia for the year ended December 31, 2012 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference in this prospectus supplement.

Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials with the SEC at the SEC’s public reference room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov. Our SEC filings can also be found on our website at http://www.leucadia.com.

In addition, you may obtain a copy of our SEC filings at no cost by writing or telephoning us at:

Leucadia National Corporation
520 Madison Avenue
New York, New York 10022
Attention: Corporate Secretary
Telephone: (212) 460-1900

S-4

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. This prospectus supplement and the information that we file later with the SEC may update and supersede the information we incorporate by reference. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed on February 25, 2013;

•	our Quarterly Reports on Form 10-Q for the period ended March 31, 2013, filed on May 9, 2013, and for the period ended June 30, 2013, filed on August 6, 2013;

•	our Definitive Proxy Statement on Schedule 14A filed on June 27, 2013, as amended, but only to the extent that such information was incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2012;

•	our Current Reports on Form 8-K filed on January 24, 2013, February 1, 2013, February 15, 2013, February 25, 2013, March 1, 2013, March 8, 2013, March 22, 2013, April 9, 2013, April 29, 2013, May 9, 2013, May 10, 2013, June 26, 2013, July 10, 2013, July 25, 2013, July 31, 2013, August 6, 2013, and August 23, 2013; and

•	solely with regard to the securities covered by this prospectus supplement that were initially offered and sold under previously filed registration statements of and that from time to time may be reoffered and resold in market-making transactions under this prospectus supplement, the information in the prospectus supplements relating to those securities that were previously filed by us in connection with its initial offer and sale (except to the extent that any such information has been modified or superseded by other information included or incorporated by reference in this prospectus).

You may also request a copy of these filings at no cost by writing or telephoning us at the address indicated above. We will not send exhibits to our filings, however, unless we specifically have incorporated those exhibits by reference in this prospectus supplement or the accompanying prospectus or a document incorporated in this prospectus supplement or the accompanying prospectus.

S-5

PROSPECTUS

Leucadia National Corporation

Common Shares
Preferred Shares
Debt Securities
Warrants
Purchase Contracts
Units

We and/or selling securityholders may offer and sell shares of our common shares, par value $1.00 per share, and we may offer and sell shares of our preferred shares, par value $1.00 per share, senior and/or subordinated debt securities, warrants, purchase contracts or units from time to time in amounts, at prices and on terms that will be determined at the time of any such offering. The debt securities may consist of debentures, notes or other types of debt. The purchase contracts may obligate you to purchase common shares, preferred shares, debt securities or warrants from us or other securities of ours or debt or equity securities of one or more other entities. The units may consist of common shares, preferred shares, debt securities, warrants or purchase contracts or other securities of ours or debt or equity securities of one or more other entities. The preferred shares, debt securities, warrants, purchase contracts and units may be convertible or exercisable or exchangeable for our common shares, preferred shares or other securities of ours or debt or equity securities of one or more other entities. Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

We and/or selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will not receive any proceeds of any sale by any selling securityholder. The prospectus supplement will provide the specific terms of the plan of distribution.

This prospectus may be used in connection with market-making transactions in our common shares, preferred shares, debt securities, warrants, purchase contracts and units. Unless you are advised otherwise, this prospectus is being used in a market-making transaction. Please see the “Plan of Distribution” section on page 8 of this prospectus. Leucadia National Corporation does not expect to receive any proceeds from market-making transactions. Leucadia National Corporation does not expect that any affiliate of ours that engages in these transactions will pay any proceeds from its market- making resales to Leucadia National Corporation.

Our common shares are listed on the New York Stock Exchange under the symbol “LUK.”

Investing in our securities involves risks. Please see the “Risk Factors” section on page 4 of this prospectus and in the documents we incorporate by reference for a description of the risks you should consider when evaluating such investment.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is October 2, 2013

EXPLANATORY NOTE

The prospectus contained herein relates to all of the following:

•	the initial offering of common shares, preferred shares, debt securities, warrants, purchase contracts and units issuable by Leucadia National Corporation;

•	the offering of such securities by the holders thereof; and

•

market-making transactions from time to time in (1) the securities described above after they are initially offered and sold and (2) the securities of one or more of the same classes that were initially registered under registration statements previously filed by the registrant and that were initially offered and sold prior to the date of the prospectus contained herein (but are now registered hereunder with respect to ongoing market-making transactions).

When the prospectus is delivered to an investor in an initial or a secondary offering described above, the investor will be informed of that fact in the confirmation of sale or in a prospectus supplement. When the prospectus is delivered to an investor who is not so informed, it is delivered in a market-making transaction.

To the extent required, the information in the prospectus, including financial information, will be updated at the time of each offering. Upon each such offering, a prospectus supplement to this base prospectus will be filed.

You should rely only on information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus specifying the final terms of a particular offering. We have not authorized anyone to provide you with additional or different information. You should not assume that the information in this prospectus, any prospectus supplement or any free writing prospectus specifying the final terms of a particular offering is accurate as of any date other than the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. We are not making an offer to sell in any jurisdiction in which the offer is not permitted. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we and/or selling securityholders may sell, at any time and from time to time, in one or more offerings, our common shares, preferred shares, debt securities, warrants, purchase contracts or units as described in this prospectus or any accompanying prospectus supplement. As allowed by SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, the documents incorporated by reference therein and herein as well as any accompanying prospectus supplements. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus, any accompanying prospectus supplement and any free writing prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information.” Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. The information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus, any accompanying prospectus supplement, or any free writing prospectus, nor any sale made under this prospectus, any accompanying prospectus supplement or any free writing prospectus will, under any circumstances, imply that the information in this prospectus, any accompanying prospectus supplement or any free writing prospectus is correct as of any date after the date of this prospectus, any such accompanying prospectus supplement or any such free writing prospectus, as the case may be. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus, any earlier prospectus supplements and any earlier free writing prospectus.

Unless otherwise expressly stated herein or the context otherwise requires, all references in this prospectus to “Leucadia,” “we,” “us,” “our,” “our company” or “the company” refer to Leucadia National Corporation, a New York corporation and its direct and indirect subsidiaries.

CAUTIONARY STATEMENT FOR FORWARD-LOOKING INFORMATION

Some of the statements contained in or incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements may relate, but are not limited, to projections of revenues, income or loss, capital expenditures, development costs, plans for growth and future operations, competition and regulation, as well as assumptions relating to the foregoing.

Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. When used in this prospectus, the words “will,” “could,” “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends” and variations of these words and similar expressions are intended to identify forward-looking statements that involve risks and uncertainties. Future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

The factors that could cause actual results to differ materially from those suggested by any of these statements include, but are not limited to, those risks and other factors discussed or identified from time to time in our public filings, including without limitation our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and our Quarterly Reports on Form 10-Qs for the quarters ended March 31, 2013 and June 30, 2013, such as:

•	potential acquisitions and dispositions of our operations and investments could change our risk profile;

•	recent changes in our key executives could cause our investments to be less successful than in the past;

•	the effect of recent legislation and new pending regulation under the Dodd-Frank Act on Jefferies (as defined below);

•	international legal, regulatory, political and economic and other risks associated with Jefferies business;

•	new financial legislation that could adversely affect Jefferies revenues and profitability, impose additional costs on operations or require changes in business practices;

•	economic downturns, including a downgrade of the U.S. credit rating and Europe’s debt crisis, or a prolonged recession;

•	price volatility and price declines in Jefferies debt securities and loss of revenues, clients and employees as a result of unfounded allegations;

•	credit-rating agency downgrades;

•	risks of loss relating to Jefferies principal trading and investments;

•	credit risk associated with nonperformance by Jefferies counterparties or customers;

•	a disruption of Jefferies business due to systems processing or other operational failures;

•	risk associated with Jefferies hedging and derivative transactions;

•	risks associated with the increased volatility in raw material prices and the availability of key raw materials;

•	outbreaks of disease affecting livestock;

•	product liability due to contaminated beef;

•	volatility in the volume and prices at which beef products are sold;

•	political and economic risks in foreign countries where National Beef Packing Company, LLC (“National Beef”) operates as well as foreign currency fluctuations;

•	costs to comply with environmental regulations;

•	failure to profitably grow National Beef’s case ready business;

•	failure to comply with government laws and regulations and costs associated with compliance;

•	unfavorable labor relations with our employees;

•	declines in the U.S. housing and commercial real estate markets;

•	reliance on patronage from the Gulf Coast region for our gaming entertainment business;

•	an inability to insure certain risks economically;

•	increases in mortgage interest rate levels or the lack of available consumer credit for our real estate development projects;

•	obtaining significant funding, regulatory approvals and purchase commitments from third parties to develop large scale energy projects;

•	ability to maintain certain specified credit ratings to keep mortgage servicing rights for our 50% equity interest in Berkadia Commercial Mortgage LLC’s (“Berkadia”) business;

•	risks associated with originating certain loans for Fannie Mae;

•	the inability of Sangart, Inc. (“Sangart”) to obtain significant funding for medical product development and clinical trial activities;

•	changes in existing government and government-sponsored mortgage programs and the loss of or changes in Berkadia’s relationships with the related governmental bodies;

•	exposure to credit and interest rate risks from Berkadia’s non-governmental loan programs;

•	the inability of Berkadia to repay its commercial paper borrowings;

•	declines in revenues from new and used car sales;

•	volatility in the value of our owned financial instrument portfolio;

•	intensified competition in the operation of our businesses or for skilled management and other employees;

•	weather related conditions and significant natural disasters, including hurricanes, tornadoes, windstorms, earthquakes and hailstorms;

•	the security of our information technology systems and those of our third party providers;

•	liability associated with legal proceedings;

•	ability to generate sufficient taxable income to fully realize tax benefits attributable to our net operating losses (“NOLs”);

•	changes in government tax policies in foreign and domestic jurisdictions; and

•	dividend payments on our common shares.

Accordingly, we caution you against relying on forward-looking statements, which are applicable only as of the date of this prospectus or any incorporated document in which they are contained. We undertake no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or to reflect the occurrence of unanticipated events.

OUR COMPANY

We are a diversified holding company engaged through our consolidated subsidiaries in a variety of businesses. On March 1, 2013, Jefferies Group LLC (“Jefferies”), a global full-service, integrated securities and investment banking firm, became our wholly-owned subsidiary. We are also engaged in beef processing, manufacturing, gaming entertainment, real estate activities and medical product development. We also own equity interests in operating businesses which are accounted for under the equity method of accounting. We concentrate on return on investment and cash flow to maximize long- term shareholder value. Additionally, we continuously evaluate the retention and disposition of our existing operations and investigate possible acquisitions of new businesses. Changes in the mix of our businesses and investments should be expected.

Jefferies principal operating subsidiary, Jefferies LLC (formerly Jefferies & Company, Inc.), was founded in the United States in 1962 and its first international operating subsidiary, Jefferies International Limited, was established in the United Kingdom in 1986.

Our beef processing operations are conducted through our 78.9% interest in National Beef. National Beef processes, packages and delivers fresh and frozen beef and beef by-products for sale to customers in the United States and international markets.

Our manufacturing operations are conducted through Idaho Timber, LLC (“Idaho Timber”) and Conwed Plastics, LLC (“Conwed Plastics”). Idaho Timber is headquartered in Boise, Idaho and primarily remanufactures dimension lumber and remanufactures, packages and/or produces other specialized wood products. Conwed Plastics manufactures and markets lightweight plastic netting used for a variety of purposes including, among other things, building and construction, erosion control, packaging, agricultural, carpet padding, filtration and consumer products.

Our gaming entertainment operations are conducted through Premier Entertainment Biloxi LLC, which is the owner of the Hard Rock Hotel & Casino Biloxi, located in Biloxi, Mississippi.

Our domestic real estate operations include a mixture of commercial properties, residential land development projects and other unimproved land.

Our medical product development operations are conducted through Sangart. Sangart is developing a product called MP4OX, which is a solution of cell-free hemoglobin administered intravenously to provide rapid oxygen delivery to oxygen deprived tissues.

Our principal executive offices are located at 520 Madison Avenue, New York, New York 10022. Our telephone number is (212) 460-1900. Our website is http://www.leucadia.com. The information contained on our website does not constitute a part of this prospectus.

RISK FACTORS

Please carefully consider the risk factors described in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement.

USE OF PROCEEDS

The use of proceeds will be specified in the applicable prospectus supplement. We will not receive any proceeds from the sale of any securities by selling securityholders.

Leucadia National Corporation does not expect to receive any proceeds from market-making transactions. Leucadia National Corporation does not expect that any affiliate of ours that engages in these market-making transactions will pay any proceeds from its market-making resales to Leucadia National Corporation.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	Six Months Ended June 30,	Year Ended December 31,
	2013
		2012	2011	2010	2009(b)	2008(b)
Ratio of Earnings to Fixed Charges(a)	2.83	10.98	6.90	7.12	N/A	N/A

Notes:

(a)	Fixed charges include amounts related to continuing and discontinued operations.

(b)	For the years ended December 31, 2009 and 2008, “fixed charges” exceeded earnings by $253,500,000 and $286,500,000, respectively.

DESCRIPTION OF CAPITAL STOCK

The rights of Leucadia shareholders are governed by the Business Corporation Law of the State of New York, or NYBCL, and the restated certificate of incorporation of Leucadia, as amended from time to time, and Leucadia’s amended and restated bylaws. The following description of our common stock does not purport to be complete and is subject in all respects to applicable New York law and is qualified by reference to the provisions of our restated certificate of incorporation, as amended, and our amended and restated bylaws. Copies of our restated certificate of incorporation and amended and restated bylaws will be sent to shareholders upon request. See “Where You Can Find More Information.”

Authorized Capital

Leucadia is authorized to issue 606,000,000 shares, which consist of 600,000,000 common shares, par value $1.00 per share and 6,000,000 preferred shares, par value $1.00 per share. Holders of Leucadia common shares have no preemptive rights to purchase or subscribe for any shares or other securities, and there are no conversion rights or redemption, purchase, retirement or sinking fund provisions with respect to Leucadia common shares.

As of September 30, 2013, Leucadia has outstanding 364,566,638 common shares and a series of 3.25% Cumulative Convertible Preferred Shares ($125.0 million at mandatory redemption value) that are convertible into 4,162,200 common shares at an effective conversion price of $30.03 per share.

Dividend Rights

Subject to the rights of the holders of any preferred shares that may be outstanding, holders of Leucadia common shares are entitled to receive dividends as may be declared by Leucadia’s board of directors out of funds legally available to pay dividends. Holders of Leucadia common shares have no cumulative voting rights.

Voting Rights

Each holder of Leucadia common shares is entitled to one vote for each share held of record on the applicable record date for all matters submitted to a vote of Leucadia shareholders.

Preemptive Rights, Conversion and Redemption

Holders of Leucadia common shares have no preemptive rights to purchase or subscribe for any shares or other securities, and there are no conversion rights or redemption, purchase, retirement or sinking fund provisions with respect to Leucadia common shares.

Liquidation Rights

In the event of any liquidation, dissolution or other winding-up of Leucadia, whether voluntary or involuntary, and after the holders of the Leucadia preferred shares shall have been paid in full the amounts to which they respectively shall be entitled, or an amount sufficient to pay the aggregate amount to which such holders will be entitled have been deposited in trust with a bank or trustee having its principal office in the Borough of Manhattan, City, County and State of New York, having a capital, undivided profits and surplus aggregating at least $50,000,000, for the benefit of the holders of the Leucadia preferred shares, the remaining net assets of Leucadia shall be distributed pro rata to the holders of the Leucadia common shares.

Listing

Leucadia common shares are currently listed on the NYSE under the symbol “LUK.”

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for Leucadia common shares.

Transfer Restrictions

General. In order to protect our significant NOLs and other tax attributes, our common shares are subject to certain transfer restrictions contained in Leucadia’s certificate of incorporation. The transfer restrictions generally impose restrictions on the transfer of our common shares to designated persons and the issuance of our common shares to certain target shareholders in connection with acquisition transactions.

Tax Law Limitations. The benefit of a company’s existing tax loss and credit carryovers, as well as the benefit of built-in losses, can be reduced or eliminated under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). Section 382 limits the use of losses and other tax benefits by a company that has undergone an “ownership change,” as defined in Section 382 of the Code. Generally, an “ownership change” occurs if one or more shareholders, each of whom owns 5% or more in value of a company’s capital stock, increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such shareholders over the preceding three-year period. For this purpose, all holders who each own less than 5% of a company’s capital stock are generally treated together as one 5% shareholder. In addition, certain attribution rules, which generally attribute ownership of stock to the ultimate beneficial owner thereof without regard to ownership by nominees, trusts, corporations, partnerships or other entities and also attribute ownership between and among certain family members, are applied in determining the level of stock ownership of a particular shareholder. Options (including warrants and other rights) to acquire capital stock may be treated as if they had been exercised, on an option-by-option basis, if the issuance, transfer or structuring of the option meets certain tests. All percentage determinations are based on the fair market value of a company’s capital stock, including any preferred shares that are voting or convertible (or that otherwise participate in corporate growth).

If an “ownership change” were to occur in respect of the company or any of its subsidiaries or subsidiary groups, the amount of taxable income in any year (or portion of a year) subsequent to the ownership change that could be offset by NOLs or other tax attributes existing (or “built-in”) prior to such “ownership change” could not exceed an amount equal to the product obtained by multiplying (1) the aggregate value of the company, the subsidiary or the subsidiary group that underwent the “ownership change” by (2) the federal long-term tax exempt rate. Because the aggregate value of the company or any of its subsidiaries, as well as the federal long-term tax-exempt rate, fluctuate, it is impossible to predict with any accuracy the annual limitation upon the amount of taxable income that could be offset by such NOLs or other tax attributes (and “built-in” losses) were an “ownership change” to occur in the future. However, if such limitation were to exceed the taxable income against which it otherwise would be applied for any year following an “ownership change,” the limitation for the ensuing year would be increased by the amount of such excess.

Description of Transfer Restrictions. Leucadia’s certificate of incorporation generally restricts until December 31, 2024 (or earlier, in certain events) any (1) attempted transfer of our common shares or any other securities that would be treated as our “stock” under the applicable tax regulations (referred to as “Leucadia Shares”) or (2) issuance of Leucadia Shares by us to a target shareholder in connection with an acquisition transaction (referred to as an “acquisition issuance”) if any person or group of persons would become a “5% shareholder” under the tax regulations or would be treated as owning 5% or more of our common shares as a result of such transfer or issuance. The transfer restrictions also restrict any attempted transfer or acquisition issuance of Leucadia Shares if such attempted transfer or acquisition issuance would increase the ownership percentage, as determined under applicable tax regulations, of any person or group of persons who is a “5% shareholder” or is otherwise treated as owning 5% or more of our common shares. This would include, among other things, an attempted acquisition of Leucadia Shares from an existing 5% shareholder. For these purposes, numerous rules of attribution, aggregation and calculation prescribed under the Code will be applied in determining whether the 5% thresholds have been met and whether a group exists. The transfer restrictions may also apply to proscribe the creation or transfer of certain “options,” which are broadly defined, in respect of the Leucadia Shares.

The transfer restrictions will restrict a shareholder’s ability to acquire additional Leucadia Shares in excess of the specified limitations. Furthermore, in the case of certain large shareholders, the ability to dispose of Leucadia Shares currently held, or any other Leucadia Shares which the shareholder may acquire, may be restricted as a result of the transfer restrictions.

Generally, the restriction is imposed only with respect to the number of Leucadia Shares, or options with respect to Leucadia Shares (referred to as “Excess Shares”), purportedly transferred or otherwise deliverable in an acquisition issuance in excess of the thresholds established in the transfer restrictions. In any event, the restriction does not prevent a valid transfer if either the transferor or the purported transferee, in the case of a transfer, or the company or the applicable target shareholder, in the case of an acquisition issuance, obtains the approval of Leucadia’s board of directors.

Except for acquisition issuances, acquisitions of Leucadia Shares directly from us, whether by way of option exercise or otherwise, are not subject to the transfer restrictions. Consequently, persons or entities that are able to acquire Leucadia Shares directly from us, other than in an acquisition issuance, including our employees, officers and directors, may do so without application of the transfer restrictions, irrespective of the number of Leucadia Shares they are acquiring. As a result, those persons or entities dealing directly with us may be seen to receive an advantage over persons or entities that are not able to acquire Leucadia Shares directly from us and, therefore, are restricted by the terms of the transfer restrictions. It should be noted, however, that any direct acquisitions of Leucadia Shares from us first requires board approval and, in granting such approval, the board will review the implications of any such issuance for our NOLs and other tax attributes.

Leucadia’s board of directors has the discretion to approve a transfer or acquisition issuance of Leucadia Shares that would otherwise violate the transfer restrictions. Nonetheless, if the board of directors decides to permit a transfer or acquisition issuance that would otherwise violate the transfer restrictions, that transfer or acquisition issuance could, under the tax rules, be aggregated with other transfers or acquisition issuances and could result in an “ownership change” that would limit the use of our tax attributes. The board of directors intends to consider any attempted transfer or acquisition issuance individually and determine at the time whether it is in the best interest of our company, after consideration of any factors that the board deems relevant, to permit the transfer or acquisition issuance notwithstanding that an “ownership change” may occur.

Leucadia’s certificate of incorporation further provides that all certificates representing Leucadia Shares bear the following legend:

“THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTIONS PURSUANT TO PART III OF ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION OF LEUCADIA NATIONAL CORPORATION REPRINTED IN ITS ENTIRETY ON THE BACK OF THIS CERTIFICATE.”

In accordance with the transfer restrictions, we will not permit any of our employees or agents, including the transfer agent, to record any transfer or acquisition issuance of Excess Shares. As a result, requested transfers of Leucadia Shares may be delayed or refused.

Leucadia’s certificate of incorporation provides that any transfer or acquisition issuance attempted in violation of the restrictions shall be void ab initio, even if the transfer or acquisition issuance has been recorded by the transfer agent and new certificates issued. The purported transferee or purported holder of the Leucadia Shares is not entitled to any rights of a shareholder with respect to the Excess Shares, including the right to vote the Excess Shares, or to receive dividends or distributions in liquidation in respect thereof, if any.

If an acquisition issuance would result in the delivery of Excess Shares to a target shareholder, the company is required to deliver the Excess Shares to an agent designated by Leucadia’s board of directors instead of the target shareholder who would otherwise receive the Excess Shares in connection with the acquisition issuance. Similarly, if Leucadia’s board of directors determines that a purported transfer or acquisition issuance has violated the transfer restrictions, we will require the purported transferee or purported holder to surrender the Excess Shares, and any dividends the purported transferee or purported holder has received on the Excess Shares, to an agent designated by Leucadia’s board of directors. In each case, the agent will then sell the Excess Shares in one or more arm’s-length transactions, executed on the NYSE, if possible, to a buyer or buyers, which may include us; provided that nothing will require the agent to sell the Excess Shares within any specific time frame if, in the agent’s discretion, the sale would disrupt the market for the Leucadia Shares or have an adverse effect on the value of the Leucadia Shares. If the purported transferee or purported holder has sold the Excess Shares before receiving our demand to surrender the Excess Shares, the purported transferee or purported holder generally will be required to transfer to the agent the proceeds of the sale and any distributions the purported transferee or purported holder has received on the Excess Shares. From any net sales proceeds or amounts received from a purported transferee or purported holder, which in certain circumstances may be reduced by the agent’s expenses, the agent will reimburse the purported transferee or purported holder for the price paid for the Excess Shares or the fair market value of the Excess Shares as of the close of the day prior to the acquisition issuance or the attempted transfer to the purported transferee by gift, inheritance or similar transfer. Any remaining proceeds will then be paid to one or more charities selected by Leucadia’s board of directors.

The transfer restrictions and related provisions contained in Leucadia’s amended and restated bylaws may be deemed to have an “anti-takeover” effect because they restrict the ability of a person or entity, or group of persons or entities, to accumulate in the aggregate 5% or more of the total value of the Leucadia Shares or 5% or more of our common shares and the ability of persons, entities or groups whose ownership of Leucadia Shares meets either of these thresholds to acquire additional Leucadia Shares. The transfer restrictions discourage or prohibit accumulations of substantial blocks of shares for which shareholders might receive a premium above market value.

Notwithstanding the restrictions, however, there remains a risk that certain changes in relationships among shareholders or other events will cause a change of ownership to occur under Section 382 of the Code. Further, there can be no assurance, in the event transfers or acquisition issuances in violation of the transfer restrictions are attempted, that the Internal Revenue Service will not assert that those transfers or acquisition issuances have federal income tax significance notwithstanding the transfer restrictions. As a result, the transfer restrictions serve to reduce, but not necessarily eliminate, the risk that Section 382 of the Code will cause the limitations described above on the use of our tax attributes.

We have been advised by our counsel that absent a court determination, (1) there can be no assurance that the transfer restriction will be enforceable against all of our shareholders and (2) the transfer restriction may be subject to challenge on equitable grounds.

However, it should be noted that we have had transfer restrictions of this nature in place since 1992 and they have not been challenged to date.

The determination of 5% shareholder status is based upon a holder’s percentage ownership, taking into account certain rules of attribution, of the total value of the aggregate outstanding Leucadia Shares or our common shares. Future changes in the capitalization of Leucadia may affect who will be deemed a 5% shareholder, thereby affecting the applicability of the transfer restrictions to future transfers or acquisition issuances of Leucadia Shares.

Holders are advised to carefully monitor their ownership of our common shares (and any securities of Leucadia that may constitute Leucadia Shares for purposes of the transfer restrictions) and should consult their own legal advisors and/or Leucadia to determine whether their ownership approaches the prohibited level.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any debt securities, warrants, purchase contracts or units that may be offered pursuant to this prospectus.

If you purchase any of the securities described in this prospectus, any prospectus supplement or any free writing prospectus in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Jefferies LLC or one of our other affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular security occurs after the original issuance and sale of the security.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus forms a part, or in filings we make with the SEC under the Securities Exchange Act of 1934 that are incorporated by reference.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold by us or by a selling securityholder:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us or a selling securityholder to purchasers, through a specific bidding or auction process or otherwise;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, a selling securityholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We or a selling securityholder may directly solicit offers to purchase the securities and we or a selling securityholder may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

CONFLICTS OF INTEREST

Jefferies LLC, our broker-dealer subsidiary, is a member of the Financial Industry Regulatory Authority, Inc. (FINRA) and may participate in distributions of the offered securities. Accordingly, offerings of securities in which Jefferies LLC participates will conform to the requirements set forth in FINRA Rule 5121. Furthermore, any underwriters offering the securities will not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the customer.

MARKET-MAKING RESALES BY AFFILIATES

This prospectus may be used by Jefferies LLC in connection with offers and sales of the securities in market-making transactions (and offers and sales of any other securities covered by this prospectus, including securities issued under previous registration statements, and underlying such securities that are incidental to such market-making activity). In a market-making transaction, Jefferies LLC may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Jefferies LLC may act as principal or agent, including as agent for the counterparty in a transaction in which Jefferies LLC acts as principal, or as agent for both counterparties in a transaction in which Jefferies LLC does not act as principal. Jefferies LLC may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of Jefferies Group LLC may also engage in transactions of this kind and may use this prospectus for this purpose.

Leucadia National Corporation does not expect to receive any proceeds from market-making transactions. Leucadia National Corporation does not expect that Jefferies LLC or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to Leucadia National Corporation.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless you are advised otherwise, this prospectus is being used in a market-making transaction.

VALIDITY OF SECURITIES

The validity of the securities offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

EXPERTS

The financial statements and the financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Leucadia for the year ended December 31, 2012, have been so incorporated in reliance upon the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Jefferies Group LLC as of November 30, 2012 and 2011 and for the years ended November 30, 2012 and 2011, and for the eleven month period ended November 30, 2010, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, whose report thereon is filed with the Annual Report on Form 10-K of Leucadia for the year ended December 31, 2012, which is incorporated by reference in this prospectus.

The consolidated balance sheet of AmeriCredit Corp. and subsidiaries as of June 30, 2010 and the related consolidated statements of operations and comprehensive operations, shareholders’ equity, and cash flows for the year then ended incorporated in this prospectus by reference from the Annual Report on Form 10-K of Leucadia for the year ended December 31, 2012 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated by reference in this prospectus.

Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy materials with the SEC at the SEC’s public reference room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov. Our SEC filings can also be found on our website at http://www.leucadia.com.

In addition, you may obtain a copy of our SEC filings at no cost by writing or telephoning us at:

Leucadia National Corporation
520 Madison Avenue
New York, New York 10022
Attention: Corporate Secretary
Telephone: (212) 460-1900

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. This prospectus and the information that we file later with the SEC may update and supersede the information we incorporate by reference. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed on February 25, 2013;

•	our Quarterly Reports on Form 10-Q for the period ended March 31, 2013, filed on May 9, 2013, and for the period ended June 30, 2013, filed on August 6, 2013;

•

our Definitive Proxy Statement on Schedule 14A filed on June 27, 2013, as amended, but only to the extent that such information was incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2012;

•

our Current Reports on Form 8-K filed on January 24, 2013, February 1, 2013, February 15, 2013, February 25, 2013, March 1, 2013, March 8, 2013, March 22, 2013, April 9, 2013, April 29, 2013, May 9, 2013, May 10, 2013, June 26, 2013, July 10, 2013, July 25, 2013, July 31, 2013, August 6, 2013, and August 23, 2013; and

•

Solely with regard to the securities covered by this prospectus that were initially offered and sold under previously filed registration statements of and that from time to time may be reoffered and resold in market-making transactions under this prospectus, the information in the prospectus supplements relating to those securities that were previously filed by us in connection with its initial offer and sale (except to the extent that any such information has been modified or superseded by other information included or incorporated by reference in this prospectus).

You may also request a copy of these filings at no cost by writing or telephoning us at the address indicated above. We will not send exhibits to our filings, however, unless we specifically have incorporated those exhibits by reference in this prospectus or an accompanying prospectus supplement or a document incorporated in this prospectus or an accompanying prospectus supplement.